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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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NEUROMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NeuroMetrix, Inc.
62 Fourth Avenue
Waltham, Massachusetts 02451

April 6, 2011

Dear Stockholder,

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of NeuroMetrix, Inc. to be held on Monday, May 16, 2011, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. The attached notice of annual meeting and proxy statement describe the business we will conduct at the annual meeting and provide information about us that you should consider when you vote your shares.

        At the annual meeting, we will ask stockholders to (i) elect two persons to our Board of Directors, (ii) approve an amendment to our amended and restated certificate of incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of our Board of Directors, and (iii) to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011. Our Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the annual meeting.

        We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

        Thank you for your ongoing support. We look forward to seeing you at our annual meeting.

                      Sincerely,

                      Shai N. Gozani, M.D., Ph.D.
                       Chairman, Chief Executive Officer and President

NeuroMetrix, Inc.
62 Fourth Avenue
Waltham, Massachusetts 02451

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

        The annual meeting of stockholders of NeuroMetrix, Inc., a Delaware corporation (the "Company"), will be held on Monday, May 16, 2011, at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, for the following purposes:

  1.
  To elect the two persons nominated by the Board of Directors as Class I directors, each to serve until our 2014 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

  2.
  To approve an amendment to our amended and restated certificate of incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of our Board of Directors.

  3.
  To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent auditors for the year ending December 31, 2011.

  4.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on March 31, 2011, the record date fixed by our Board of Directors for such purpose. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

        All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, you are requested to complete, sign, date, and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card.

                      By Order of the Board of Directors,

                      Shai N. Gozani, M.D., Ph.D.
                       Chairman, Chief Executive Officer and President

Waltham, Massachusetts
April 6, 2011

Stockholders are requested to sign the enclosed proxy card and return it in the enclosed stamped envelope by return mail.
—OR—
Stockholders may also complete a proxy via the internet or by telephone in accordance with the instructions listed on the proxy card.

April 6, 2011

NeuroMetrix, Inc.
62 Fourth Avenue
Waltham, Massachusetts 02451
781-890-9989

PROXY STATEMENT

        This proxy statement and the enclosed proxy card are being mailed to stockholders on or about April 6, 2011 and are furnished in connection with the solicitation of proxies by the Board of Directors of NeuroMetrix, Inc. ("NeuroMetrix", "we", or the "Company") for use at our 2011 annual meeting of stockholders to be held on Monday, May 16, 2011 at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, and at any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 16, 2011. THE PROXY STATEMENT AND ANNUAL REPORT TO STOCKHOLDERS ARE AVAILABLE
AT http://phx.corporate-ir.net/phoenix.zhtml?c=180007&p=proxy

        Only stockholders of record as of the close of business on March 31, 2011 will be entitled to vote at the meeting and any adjournments or postponements thereof. As of that date, 23,299,568 shares of our common stock, $0.0001 par value per share, were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person, although the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either: (1) filing a written revocation with our Secretary at NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451; (2) submitting a new proxy by telephone, internet, or proxy card after the date of the previously submitted proxy; or (3) appearing in person at the meeting and voting by ballot at the annual meeting.

        Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your "proxies," will vote your shares in the manner you indicate. You may specify whether your shares should be voted for the nominees for director or withheld from the nominees for director and whether your shares should be voted for, against, or abstain with respect to each of the other proposals. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, or you have stock certificates registered in your name, you may vote:

  •
  By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

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  By Internet or by telephone.  Follow the instructions attached to the proxy card to vote by Internet or telephone.

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  In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on May 15, 2011.

        If your shares are held in "street name" (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:

  •
  By mail.  Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

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  By Internet or by telephone.  Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

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  In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the annual meeting. You will not be able to vote at the annual meeting unless you have a proxy card from your broker.

        Questions regarding the annual meeting and voting may be directed to Alliance Advisors LLC, our proxy solicitation firm, at 877-777-5603.

        The representation in person or by proxy of at least a majority of all shares of common stock issued, outstanding, and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

        Each of the persons named as proxies in the proxy is one of our officers. All properly executed proxies returned in time to be cast at the meeting will be voted. With respect to the election of two Class I directors, any stockholder submitting a proxy has a right to withhold authority to vote for the nominees to the Board of Directors in the manner provided on the proxy. The stockholders also will act upon proposals to approve an amendment to our amended and restated certificate of incorporation, as amended, to authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split for our common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of our Board of Directors, and to ratify the selection of the Company's independent auditors.

        If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record has the authority to vote your unvoted shares on Proposals 2 and 3 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a "broker non-vote".

        The following sets forth the vote required to approve each proposal and how votes are counted:

Proposal 1: Election of Directors	The two nominees to serve as Class I directors who receive the most votes (also known as a "plurality" of the votes cast) will be elected. You may vote either FOR the nominees, WITHHOLD your votes from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the outcome of the election of the nominees.
Proposal 2: Approve an Amendment to our Amended and Restated Certificate of Incorporation, as Amended
The affirmative vote of a majority of the Company's outstanding common stock is required to approve the amendment of the Company's amended and restated certificate of incorporation, as amended, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of our Board of Directors. Brokerage firms do have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes, as well as any absentions, will be treated as votes against this proposal.
Proposal 3: Ratify Selection of Our Independent Registered Public Accounting Firm
The affirmative vote of a majority of the votes cast for or against this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms do have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011, the audit committee of our Board of Directors will reconsider its selection.

        If you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of the two directors (Proposal 1 of this proxy statement). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank, broker, or other holder of record was allowed to vote those shares on your behalf in the election of directors as it felt appropriate. Changes in regulations have been made to take away the ability of your bank, broker, or other record holder to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other holder of record how to vote in the election of directors, no votes will be cast on this proposal on your behalf. Your bank, broker, or other holder of record will, however, continue to have discretion to vote any uninstructed shares on the amendment to our amended and restated certificate of incorporation, as amended, (Proposal 2 of this proxy statement) and the ratification of the appointment of the Company's independent registered public accounting firm (Proposal 3 of this proxy statement).

        The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

BOARD MATTERS AND CORPORATE GOVERNANCE

Board of Directors

        Our amended and restated certificate of incorporation, as amended, provides for a classified board of directors consisting of three staggered classes of directors (Class I, Class II and Class III). The members of each class of our Board of Directors serve for staggered three-year terms, with the terms of our Class I, Class II and Class III directors expiring upon the election and qualification of directors at the annual meetings of stockholders to be held in 2011, 2012, and 2013, respectively. Currently:

  •
  our Class I directors are Allen J. Hinkle, M.D. and Timothy R. Surgenor;

  •
  our Class II directors are Shai N. Gozani, M.D., Ph.D. and Charles R. LaMantia; and

  •
  our Class III directors are David E. Goodman, M.D. and Nancy E. Katz.

        Our Board of Directors has determined that Dr. Goodman, Dr. Hinkle, Mr. LaMantia, Mr. Surgenor, and Ms. Katz are independent directors for purposes of the corporate governance rules contained in the NASDAQ Marketplace Rules, or the NASDAQ rules. In making the independence determination with respect to Mr. Surgenor, our Board of Directors considered Mr. Surgenor's service to the Company as a consultant described below under the heading "Transactions with Related Persons". Our Board of Directors held eight meetings during 2010. During 2010, all of our directors attended more than 75% of the aggregate of (i) the total number of meetings of our Board of Directors (held during the period for which he has been a director) and (ii) the total number of meetings held by any committees of our Board of Directors on which such director served.

        Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

Board Committees and Meetings

Audit Committee

        Our Board of Directors has an Audit Committee currently consisting of Mr. Surgenor, Chairman, and Dr. Goodman and Mr. LaMantia. The Audit Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.neurometrix.com under the heading "Investor Relations" and subheading "Corporate Governance". The purposes of the Audit Committee are to, among other functions, assist the Board of Directors in overseeing the operation of a comprehensive system of internal controls covering the integrity of the Company's financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of the Company's registered public accounting firm. Dr. Goodman and Messrs. LaMantia and Surgenor are all "independent" as that term is defined in the rules of the SEC and the applicable NASDAQ rules relating to audit committee members. Our Board of Directors has determined that Messrs. LaMantia and Surgenor each qualify as "audit committee financial experts" as such term is defined in the rules of the SEC. The Audit Committee held six meetings during 2010. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee

        Our Board of Directors has a Compensation Committee consisting of Drs. Goodman and Hinkle. Drs. Goodman and Hinkle are "independent directors" as that term is defined in the NASDAQ rules. The Compensation Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.neurometrix.com under the heading "Investor Relations" and subheading "Corporate Governance". The purposes of the Compensation Committee are to, among other functions, have direct responsibility for the oversight of all the compensation plans, policies, and programs of the Corporation in which the directors and executive officers participate, and certain other incentive and equity plans in which all other employees of the Company participate. The Compensation Committee held two meetings in 2010.

        The Compensation Committee typically meets at least two times each year in connection with the consideration and determination of executive compensation. Depending on the nature of the matter to be discussed, these meetings may occur at regularly scheduled times or may be special meetings. Specific agenda items are typically determined by the members of the Compensation Committee and our Chief Executive Officer. The Compensation Committee has the authority to determine all compensation payable to our executive officers. For annual and other compensation decisions, our Chief Executive Officer typically provides detailed information to the Compensation Committee regarding the performance of our executive officers, to the extent relevant, and makes detailed recommendations to the Compensation Committee regarding the compensation of all executive officers, excluding his own. With respect to 2010, the Compensation Committee engaged the services of AON/Radford, a nationally recognized consulting firm, in order to assist it in determining the amount of executive compensation to pay our executive officers. Specifically, AON/Radford was engaged by the Compensation Committee to provide a competitive total direct compensation review of the compensation of certain executives against market practices and make recommendations for pay levels for each component of our executive compensation based on the Compensation Committee's targeted competitive positioning. AON/Radford was engaged by the Compensation Committee in early 2010 with respect to 2010 salaries and equity awards, 2010 bonus opportunities, and 2009 bonus determinations. AON/Radford provided the Compensation Committee with a written report based on competitive market compensation data based on a survey of approximately 150 companies in the life sciences, medical device, and biotechnology industry with 50 to 150 employees and made general recommendations to the Compensation Committee. In early 2011, the Compensation Committee chose to rely on an informal survey conducted by the Company's Human Resources Consultant, Jennifer Dalton, with respect to 2011 salaries and equity awards, 2011 bonus opportunities, and 2010 bonus determinations. The Compensation Committee ultimately made all determinations regarding compensation payable to our executive officers throughout the year.

        The Compensation Committee also typically reviews our director compensation on at least an annual basis and has the authority to approve all compensation payable to our directors. Our Chief Executive Officer may make recommendations to the Compensation Committee regarding director compensation.

Nominating and Corporate Governance Committee

        Our Board of Directors has a Nominating and Corporate Governance Committee consisting of Messrs. LaMantia and Surgenor. Messrs. LaMantia and Surgenor are each "independent directors" as that term is defined in the NASDAQ rules. The Nominating and Corporate Governance Committee operates pursuant to a charter that was approved by our Board of Directors, a current copy of which is available on our website at http://www.neurometrix.com under the heading "Investor Relations" and subheading "Corporate Governance". The purposes of the Nominating and Corporate Governance Committee are to, among other functions, provide leadership in shaping the corporate governance of the Company, lead the Board of Directors in its annual review of the Board's performance, assist the Board by identifying individuals, consistent with the Board's criteria, qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders or for filling newly created directorships resulting from an increase in the size of the Board or vacancies, and recommend to the Board director nominees for each committee. The Nominating and Corporate Governance Committee held one meeting in 2010.

Policy Governing Director Attendance at Annual Meetings

        The Board of Directors has adopted a formal policy that all directors are expected to attend our annual meetings of stockholders in person, unless doing so is impracticable due to unavoidable conflicts. Four out of five of our then current directors attended our 2010 annual meeting.

Policies Governing Director Nominations

Securityholder Recommendations

        The Nominating and Corporate Governance Committee's current policy with regard to the consideration of director candidates recommended by securityholders is that it will review and consider any director candidates who have been recommended by one or more of our stockholders entitled to vote in the election of directors in compliance with the procedures established from time to time by the Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates must be submitted to our Secretary at 62 Fourth Avenue, Waltham, Massachusetts 02451, who will forward all recommendations to the Nominating and Corporate Governance Committee. All securityholder recommendations for director candidates for our 2012 annual meeting of stockholders must be submitted to our Secretary on or before December 8, 2011 and must include the following information:

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  the name and address of record of the stockholder;

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  a representation that the securityholder is a record holder of our stock entitled to vote in the election of directors, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) under the Securities Exchange Act of 1934, as amended;

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  the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five (5) full fiscal years of the proposed director candidate;

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  a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors from time to time;

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  a description of all arrangements or understandings between the securityholder and the proposed director candidate;

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  the consent of the proposed director candidate (1) to be named in the proxy statement relating to our annual meeting of stockholders and (2) to serve as a director if elected at such annual meeting; and

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  any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

Board Membership Criteria

        The Nominating and Corporate Governance Committee has established criteria for Board membership. These criteria include the following specific, minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a Nominating and Corporate Governance Committee-recommended nominee for a position on the Board of Directors:

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  The nominee must have high personal and professional integrity, must have demonstrated exceptional ability and judgment, and must be expected, in the judgment of the Nominating and Corporate Governance Committee, to be highly effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the interests of our company and stockholders.

        In addition to the minimum qualifications for each nominee set forth above, the Nominating and Corporate Governance Committee will recommend that the Board of Directors select persons for nomination to help ensure that:

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  the Board of Directors will be comprised of a majority of "independent directors" in accordance with the Nasdaq rules;

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  each of our Audit, Compensation, and Nominating and Corporate Governance Committees shall be comprised entirely of independent directors;

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  each member of our Audit Committee is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement; and

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  at least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

        Finally, in addition to any other standards the Nominating and Corporate Governance Committee may deem appropriate from time to time for the overall structure and composition of the Board of Directors, the Nominating and Corporate Governance Committee, when recommending that the Board of Directors select persons for nomination, may consider diversity among its members and whether the nominee has direct experience in the industry or in the markets in which we operate. The Nominating and Corporate Governance Committee strives where appropriate to achieve a diverse balance of professional expertise and backgrounds, including expertise in finance, operations, and strategy and backgrounds in health care, medical devices, and other industries.

        The Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve our interests and the interests of our stockholders.

Identifying and Evaluating Nominees

        The Nominating and Corporate Governance Committee may solicit recommendations for director nominees from any or all of the following sources: non-management directors, the Chief Executive Officer, other executive officers, third-party search firms, or any other source it deems appropriate. The Nominating and Corporate Governance Committee will review and evaluate the qualifications of any proposed director candidate that it is considering or that has been recommended to it by a securityholder in compliance with the Nominating and Corporate Governance Committee's procedures for that purpose, and conduct inquiries it deems appropriate into the background of these proposed director candidates. In identifying and evaluating proposed director candidates, the Nominating and

Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Nominating and Corporate Governance Committee from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of each proposed director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. Based on these considerations, the Nominating and Corporate Governance Committee will recommend to the Board of Directors the nomination of the director candidates who it believes will, together with the existing Board members and other nominees, best serve the interests of our company and stockholders. The Nominating and Corporate Governance Committee will evaluate proposed director candidates who have been recommended by securityholders in compliance with the policies and procedures established by the Nominating and Corporate Governance Committee in the same manner as all other proposed director candidates being considered by the Nominating and Corporate Governance Committee, with no regard to the source of the initial recommendation of such proposed director candidate.

Board Leadership Structure

        The positions of chairman of the Board and chief executive officer of the Company have historically been combined, and Dr. Gozani currently holds both positions. We believe this Board leadership structure is appropriate because of the efficiencies achieved in having the role of chief executive officer and chairman combined, and because the detailed knowledge of our day-to-day operations and business that the chief executive officer possesses greatly enhances the decision-making processes of the Board of Directors as a whole. We have a strong governance structure in place, including independent directors, to ensure the powers and duties of the dual role are handled responsibly. Furthermore, consistent with NASDAQ listing requirements, the independent directors regularly have the opportunity to meet without Dr. Gozani in attendance. We do not have a lead independent director.

Board's Role in Risk Oversight

        Management is responsible for managing the risks that we face. The Board of Directors is responsible for overseeing management's approach to risk management that is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. The involvement of the full board in reviewing our strategic objectives and plans is a key part of the Board's assessment of management's approach and tolerance to risk. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our business strategy, our board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk for us. Our Board's role in risk oversight has not, to date, had any effect on the board's leadership structure.

        While the Board of Directors has ultimate oversight responsibility for overseeing management's risk management process, various committees of the Board of Directors assist it in fulfilling that responsibility.

        The Audit Committee assists the Board of Directors in its oversight of risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements, and the Compensation Committee assists the Board of Directors in its oversight of the evaluation and management of risks related to our compensation policies and practices.

Communications with the Board

        If you wish to communicate with any of our directors or the Board of Directors as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of NeuroMetrix, Inc., c/o Secretary, NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, MA 02451.

        We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or Controller and persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available on our website at http://www.neurometrix.com under the heading "Investor Relations" and subheading "Corporate Governance," and we intend to disclose on this website any amendment to, or waiver of, any provision of the Code of Business Conduct and Ethics applicable to our directors or executive officers that would otherwise be required to be disclosed under the SEC rules or, to the extent permitted, the Nasdaq rules. A current copy of the Code of Business Conduct and Ethics may also be obtained, without charge, upon written request directed to us at: NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Compliance Officer.

PROPOSAL 1: ELECTION OF DIRECTORS

Introduction

        Currently, we have two Class I directors with a term expiring at our 2011 annual meeting of stockholders, Allen J. Hinkle, M.D. and Timothy R. Surgenor. Following the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated and recommends that Dr. Hinkle and Mr. Surgenor be elected as Class I directors, to hold office until our 2014 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Dr. Hinkle and Mr. Surgenor have indicated their willingness to serve, if elected; however, should Dr. Hinkle or Mr. Surgenor become unable or unwilling to serve, the proxies will be voted for the election of a substitute nominee(s) recommended by our Board of Directors.

Vote Required

        Directors are elected by a plurality of the votes cast by stockholders entitled to vote. This means that the persons receiving the highest number of "FOR" votes will be elected as directors. Votes may be cast for or withheld from each nominee. Broker non-votes and votes that are withheld are not included in the number of votes cast and will have no effect on the outcome of the election of the nominees.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES, ALLEN J. HINKLE, M.D. AND TIMOTHY R. SURGENOR. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED "FOR" THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

Information Regarding the Nominees, Other Directors and Executive Officers

        The following table and biographical descriptions set forth certain information with respect to the nominees for election as Class I directors at the annual meeting, each continuing director who is not standing for election, and the executive officers who are not directors, based on information furnished to us by each nominee, director, and executive officer as of February 28, 2011.

Name	Age	Position
Shai N. Gozani, M.D., Ph.D.	46	Chairman of the Board, Chief Executive Officer, President and Secretary
Thomas T. Higgins	59	Senior Vice President, Chief Financial Officer and Treasurer
Guy Daniello	66	Senior Vice President of Information Technology
Krishnamurthy Balachandran	52	Senior Vice President, Chief Operating Officer, Neurodiagnostics
Michael Williams, Ph.D.	54	Senior Vice President of Engineering
David E. Goodman, M.D.(1)(2)	54	Director
Allen J. Hinkle, M.D.(2)	60	Director
Nancy E. Katz	51	Director
Charles R. LaMantia(1)(3)	71	Director
Timothy R. Surgenor(1)(3)	51	Director

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating and Corporate Governance Committee

Directors Nominated for Election at the Annual Meeting

        Allen J. Hinkle, M.D. has served as a member of our Board of Directors since January 2006. From December 2010 through the present, Dr. Hinkle has served as the Chief Medical Officer of MVP Health Care, a not-for-profit health insurer. Dr. Hinkle was the Chief Medical Officer and Senior Vice President for Tufts Health Plan in Massachusetts, a health insurance provider, where he was responsible for medical management programs and initiatives from 2004 to 2009. Prior to becoming the Chief Medical Officer of Tufts Health Plan, Dr. Hinkle was Senior Medical Director and Vice President of Health Care Quality, Policy and Innovations at Blue Cross Blue Shield of Massachusetts, a health insurance provider, from 2001 through September 2004. From 1995 to 2001, Dr. Hinkle was the Chief Medical Officer and Senior Vice President of Quality—Healthcare Management for Anthem Blue Cross Blue Shield of New Hampshire and Matthew Thornton Plan, health insurance provider organizations. Dr. Hinkle has over 30 years of experience in the healthcare field. Dr. Hinkle received a B.S. from the University of Massachusetts at Amherst and an M.D. from Albert Einstein College of Medicine in New York. He is board certified in pediatrics and anesthesiology and is an Associate Professor of Anesthesiology and Pediatrics at Dartmouth Medical School and Associate Professor of Medicine at Tufts University School of Medicine. He also owns several U.S. patents on medical devices. The Board has concluded that Dr. Hinkle should serve as a director because Dr. Hinkle's years of experience as a physician and in executive positions in the health insurance industry provide the Board with valuable insights in the areas of product development and reimbursement.

        Timothy R. Surgenor has served as a member of our Board of Directors since April 2009. Since April 2009, Mr. Surgenor has been a partner at Red Sky Partners, LLC., a provider of general management consulting services to the biotechnology and medical device industries. From 2003 to 2009, Mr. Surgenor served as President, Chief Executive Officer and director of Cyberkinetics

Neurotechnology Systems, a medical device company. From January 1999 to January 2003, Mr. Surgenor was Executive Vice President at Haemonetics Corporation, which is a medical device company. From 1994 to 1999, Mr. Surgenor was President of Genzyme Tissue Repair, the cell therapy division of Genzyme Corporation. Previously, Mr. Surgenor was Executive Vice President and Chief Financial Officer of BioSurface Technology, Inc. and also held various positions in operations at Integrated Genetics. Mr. Surgenor received a B.A. in Biochemistry from Williams College and an M.B.A. from Harvard Business School. The Board has concluded that Mr. Surgenor should serve as a director because Mr. Surgenor's long career in the medical device and biotechnology business as both an entrepreneur and in senior executive positions in public companies provides the Board with important industry experience as well as valuable finance, accounting and executive management expertise.

Directors Whose Terms Extend Beyond the Annual Meeting

        David E. Goodman, M.D. has served as a member of our Board of Directors since June 2004. Dr. Goodman currently serves as an independent consultant and practicing physician. During 2010, Dr. Goodman has served as President and Chief Executive Officer of SEDline, Inc., a research-focused company with the mission to expand the scope and applications for neuromonitoring. From 2008 to 2009, Dr. Goodman served as Executive Vice President of Business Development for Masimo Corporation, a manufacturer of non-invasive patient monitors. From 2006 to 2008, Dr. Goodman served as an independent consultant providing product design, regulatory and analytical consulting services to medical device and biopharmaceutical companies and also served in this capacity from 2003 to 2004 and from 2001 to 2002. From 2005 to 2006, Dr. Goodman served as President and Chief Executive Officer of BaroSense, Inc., a medical device company focused on developing minimally invasive devices for the long-term treatment of obesity. From 2004 to 2005, Dr. Goodman served as President and Chief Executive Officer of Interventional Therapeutic Solutions, Inc., an implantable drug delivery systems company. From 2002 to 2003, Dr. Goodman served as Chairman, President and Chief Executive Officer of Pherin Pharmaceuticals, a pharmaceutical discovery and development company. From 1994 to 2001, Dr. Goodman held various positions, including Chief Executive Officer, Chief Medical Officer and director, for LifeMasters Supported SelfCare, Inc., a disease management services company that Dr. Goodman founded. Dr. Goodman also serves as a director of Sound Surgical Technologies LLC, a private manufacturer of aesthetic surgical tools. Dr. Goodman holds a B.A.S. in applied science and bioengineering and a M.S.E. in bioengineering from the University of Pennsylvania. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences and Technology. The Board has concluded that Dr. Goodman should serve as a director because Dr. Goodman's medical and engineering background and his many years of executive experience in the medical device industry provide important experience and expertise to the Board.

        Shai N. Gozani, M.D., Ph.D. founded our company in 1996 and currently serves as Chairman of our Board of Directors and as our President, Chief Executive Officer and Secretary. Since founding our company in 1996, Dr. Gozani has served in a number of positions at our company including Chairman since 1996, President from 1996 to 1998 and from 2002 to the present, Chief Executive Officer since 1997 and Secretary since July 2008. Dr. Gozani holds a B.S. in computer science, an M.S. in Biomedical Engineering and a Ph.D. in Neurobiology, from the University of California, Berkeley. He also received an M.D. from Harvard Medical School and the Harvard-M.I.T. Division of Health Sciences at M.I.T. Prior to forming our company, Dr. Gozani completed a neurophysiology research fellowship in the laboratory of Dr. Gerald Fischbach at Harvard Medical School. Dr. Gozani has published articles in the areas of basic and clinical neurophysiology, biomedical engineering and computational chemistry. The Board has concluded that Dr. Gozani should serve as a director because Dr. Gozani's extensive knowledge of engineering and neurophysiology, combined with the unique understanding of our technology and business he has gained as our founder and as a key executive, provides invaluable insight to our Board and to the entire organization.

        Nancy E. Katz has served as a member of our Board of Directors since December 2010. Most recently, Ms. Katz was Senior Vice President, Bayer Diabetes Care—North America. Previously, she was President and Chief Executive Officer of Calypte Biomedical Corporation, a manufacturer of HIV diagnostics, President of Zila Pharmaceutical, Inc, a manufacturer of oral care products, and held senior marketing positions with the Lifescan division of Johnson & Johnson (blood glucose diabetes products), Schering-Plough Healthcare Products, and with American Home Products. She has served on the Boards of Directors of Neoprobe Corporation, Calypte Biomedical Corporation, LXN Corporation and Pepgen Corporation. The Board has concluded that Ms. Katz should serve as a director because her experience in diabetes care and marketing into the diabetes sector provides valuable insight to the Board and management in our diabetes strategy.

        Charles R. LaMantia has served as a member of our Board of Directors since November 2004. In July 1999, Mr. LaMantia retired from the position of Chief Executive Officer, Chairman, and President of Arthur D. Little, Inc, a worldwide professional service company with activities in management consulting, technology and product development, and environmental, health and safety. Mr. LaMantia served as Chief Executive Officer, and President of Arthur D. Little from July 1988 to July 1999. From October 1986 to July 1988, Mr. LaMantia held the position of President and Chief Operating Officer at Arthur D. Little. From 1981 to 1986, Mr. LaMantia served as President and Chief Executive Officer of Koch Process Systems, Inc., an integrated engineering and manufacturing company, owned by Koch Industries. From 1977 to 1981, Mr. LaMantia served as Vice President in charge of Arthur D. Little's Chemical and Metallurgical Engineering business. Mr. LaMantia currently serves on the Board of Directors of State Street Corporation. Mr. LaMantia received a B.A., B.S., M.S., and Sc.D. in chemical engineering from Columbia University and completed the Advanced Management Program of Harvard Business School. He was a Sloan Foundation Fellow, a National Science Foundation Fellow, and is a member of Phi Beta Kappa and Tau Beta Pi. He served as an officer in the United States Navy. The Board has concluded that Mr. LaMantia should serve as a director because Mr. LaMantia's extensive corporate leadership experience and public company board experience provides the Board with valuable finance, accounting and executive management experience.

Executive Officers Who Are Not Directors

        Thomas T. Higgins has served as our Senior Vice President, Chief Financial Officer and Treasurer since September 2009. Prior to joining NeuroMetrix, Mr. Higgins was Executive Vice President and Chief Financial Officer at Caliper Life Sciences, Inc, a provider of technology and services for life sciences research. Before Caliper, Mr. Higgins was Executive Vice President, Operations and Chief Financial Officer at V.I. Technologies, Inc. ("Vitex"), a biotechnology company addressing blood safety. Before Vitex, Mr. Higgins served at Cabot Corporation in various senior finance and operations roles. His last position at Cabot was President of Distrigas of Massachusetts Corporation, a subsidiary involved in the liquefied natural gas business, and prior to that he was responsible for Cabot's Asia Pacific carbon black operations. Before joining Cabot, Mr. Higgins was with PricewaterhouseCoopers where he started his career. Mr. Higgins holds a BBA with honors from Boston University.

        Krishnamurthy Balachandran has served as our Senior Vice President and General Manager, International since April 2010. In January 2011 he assumed additional responsibilities as Chief Operating Officer, Neurodiagnostics. Prior to joining NeuroMetrix, Mr. Balachandran was Vice President and General Manager of Cardinal Health's NeuroCare Division, a provider of technology and services to the neurophysiology industry. Before joining Cardinal Health in 2007, Mr. Balachandran was with Hewlett Packard as Senior Director, Global Alliances. Prior to joining Hewlett Packard, Mr. Balachandran was Vice President, International Sales and Marketing for Nicolet Biomedical, the leading business in EMG and nerve conduction testing which was subsequently acquired by Cardinal Health and became its NeuroCare division. Mr. Balachandran started his career in sales with Blue

Star, Ltd of India. Mr. Balachandran, an electrical engineer from the National Institute of Technology in India, holds an MBA in Marketing from the Indian Institute of Management in Ahmedabad, India.

        Guy Daniello has served as our Senior Vice President of Information Technology since July 2003 and, prior to that time, as our Vice President of Information Technology and Director of Information Technology since 1998. Prior to joining NeuroMetrix, Mr. Daniello was an independent software consultant, the Senior Vice President of Engineering at Shiva Corporation from 1996 to 1997, and the Chief Technology Officer and Vice President of Product Development at Gandalf Technologies from 1993 to 1996. In 1991 he founded Network Architects, a software company. Prior to starting Network Architects, he served as President and Chief Executive Officer of Datamedia Corp. and the Director of Small Systems Development at Honeywell Information Systems. Mr. Daniello holds a B.S. in business administration from Northeastern University.

        Michael Williams, Ph.D. has served as our Senior Vice President of Engineering since July 2003 and, prior to that time, as our Vice President of Engineering since May 2000. From March 1996 to January 2000, Dr. Williams served as Division President at Radionics, where he was responsible for all software-based products, including treatment planning and image-guided surgery. Prior to Radionics, he served as an engineer at Hughes Aircraft Space & Communications Group. Dr. Williams received a B.S. in physics and mathematics from University of Puget Sound and an M.S. and Ph.D. in Physics from Brown University.

Directors' Compensation

        The non-employee members of our Board of Directors receive annual cash compensation in the amount of $10,000 for service as a member of our Board of Directors, which is paid following each annual meeting of our stockholders. In addition, these non-employee directors receive the sum of $1,500 for each board or committee meeting that they attend, provided that they are not entitled to additional compensation for attending committee meetings that occur on the same day as a board meeting at which they attend. This cash compensation will be in addition to any stock options or other equity compensation that we determine to grant to our directors on a case by case basis. Dr. Gozani, the only member of our Board of Directors who is also an employee, is not separately compensated for his service on our Board of Directors.

        In addition to the compensation described above, we also reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or any committees thereof.

        The following table shows compensation information with respect to services rendered to us in all capacities during the fiscal year ended December 31, 2010 for each non-employee member of the Board of Directors.

Director Compensation Table—2010

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		All Other Compensation ($)(2)	Total Compensation ($)
David E. Goodman, M.D.	35,550	—	(3)	4,246	39,796
Allen J. Hinkle, M.D.	25,000	—	(4)	—	25,000
Nancy E. Katz	—	8,973	(5)	—	8,973
Charles R. LaMantia	32,500	—	(6)	—	32,500
W. Mark Lortz	7,500	—	(7)	—	7,500
Timothy R. Surgenor	33,000	—	(8)	—	33,000

(1)
These amounts represent the aggregate grant date fair value for option awards for fiscal year 2010 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 3 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Consists of reimbursement of travel expenses.

(3)
As of December 31, 2010, Dr. Goodman held options to purchase 66,000 shares of common stock, 46,000 of which were vested.

(4)
As of December 31, 2010, Dr. Hinkle held options to purchase 66,000 shares of common stock, 51,000 of which were vested.

(5)
Ms. Katz became a director of the Company effective December 14, 2010. As of December 31, 2010, Ms. Katz held options to purchase 30,000 shares of common stock, none of which were vested.

(6)
As of December 31, 2010, Mr. LaMantia held options to purchase 66,000 shares of common stock, 46,000 of which were vested.

(7)
Mr. Lortz ceased serving as a director on May 13, 2010 and, as of December 31, 2010, did not hold any options to purchase shares of our common stock.

(8)
As of December 31, 2010, Mr. Surgenor held options to purchase 30,000 shares of common stock, 15,000 of which were vested.

 COMPENSATION OF EXECUTIVE OFFICERS

Summary of Executive Compensation

        The following table sets forth compensation information with respect to services rendered to us in all capacities during the fiscal years ended December 31, 2010 and 2009 for (i) the individual who served as the Chief Executive Officer during the year ended December 31, 2010, (ii) the individual who served as the Chief Financial Officer during the year ended December 31, 2010, and (iii) each of the four other most highly compensated executive officers who were serving as executive officers at December 31, 2010 (we refer to these individuals, collectively, as the "named executive officers"):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards(1) ($)	Total ($)
Shai N. Gozani, M.D. Ph.D.	2010	375,000	—		37,125		84,135	496,260
Chairman of the Board, Chief Executive	2009	375,000	110,625		—		281,480	767,105
Officer, President and Secretary
Thomas T. Higgins(2)	2010	275,000	—		20,790		47,116	342,906
Senior Vice President, Chief Financial	2009	87,841	—	(3)	25,311	(3)	175,010	288,162
Officer and Treasurer
Krishnamurthy Balachandran(2)	2010	180,926	—		—		104,980	285,906
Chief Operating Officer, Neurodiagnostics	2009	N/A	N/A		N/A		N/A	N/A
Walter Christensen(4)	2010	250,000	—		20,790		47,116	317,906
Former Senior Vice President of Global Sales	2009	214,395	48,675		—		143,450	406,520
Guy Daniello	2010	239,532	—		14,850		33,654	288,036
Senior Vice President of Information	2009	213,868	31,545		—		70,370	315,783
Technology
Michael Williams, Ph.D.	2010	227,949	—		14,850		33,654	276,453
Senior Vice President of Engineering	2009	223,168	32,917		—		70,370	326,455

(1)
These amounts represent the aggregate grant date fair value for option and stock awards for fiscal years 2010 and 2009, respectively, computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 3 to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Messrs. Higgins and Balachandran joined the Company in September 2009 and April 2010, respectively.

(3)
The named executive officer received a portion of his 2009 bonus amount in shares of our common stock at a price per share of $2.07, which represented the closing price of our common stock as reported on The NASDAQ Global Market on March 9, 2010, the date of the compensation committee meeting at which his bonus amount was approved.

(4)
Mr. Christensen departed the company effective January 31, 2011.

Discussion of Summary Compensation Table

        The compensation paid to the named executive officers includes salary, cash incentive compensation, and equity incentive compensation. The terms of employment agreements that we have entered into with our named executive officers are described below under "Employment Agreements and Potential Payments upon Termination or Change-in-Control."

Cash Compensation

        We pay our executive officers a base salary, which we review and determine annually. In 2010, we increased the base salaries of the following named executive officers: Mr. Daniello's base salary increased from $213,868 to $239,532 per year, an increase of 12% and Dr. Williams' base salary increased from $223,168 to $227,949 per year, an increase of 2%. Base salaries for Dr. Gozani, Mr. Higgins, and Mr. Christensen were not adjusted. Mr. Balachandran joined the Company in 2010 and was not eligible for an increase in his base salary during 2010.

Bonus Payments

        The established targets for annual bonus payments for each of our executive officers for 2010 were as follows: Dr. Gozani—50% of base salary; Mr. Higgins—40% of base salary; Mr. Balachandran—40% of base salary; Mr. Christensen—50% of base salary; Mr. Daniello—30% of base salary; and Dr. Williams—30% of base salary. After performing an overall assessment of our performance in 2010, the Compensation Committee decided that no discretionary bonuses would be paid to the named executive officers.

Long-Term Incentive Compensation

        We grant long-term equity incentive awards in the form of stock options to executives as part of our total compensation package. On April 2, 2010, we made the following equity grants, comprised of stock options and restricted shares, to our then current named executive officers under our Second Amended and Restated 2004 Stock Option and Incentive Plan with an exercise price of $1.69 per share: Dr. Gozani—83,750 stock options and 20,625 restricted shares; Mr. Higgins—46,900 stock options and 11,550 restricted shares; Mr. Christensen—46,900 stock options and 11,550 restricted shares; Mr. Daniello—33,500 stock options and 8,250 restricted shares; and Dr. Williams 33,500 stock options and 8,250 restricted shares. In addition, upon joining NeuroMetrix, our new named executive officer, Krishnamurthy Balachandran, was granted stock options under the 2009 Non-Qualified Inducement Stock Plan (the "2009 Inducement Plan"). On April 19, 2010, Mr. Balachandran was granted stock options for 100,000 shares exercisable at $1.77 per share. These stock options have a term of ten years and vest over four years with 25% of the total award vesting after one year and the remainder vesting in equal quarterly installments thereafter. Generally, to the extent vested, each stock option is exercisable during the term of the option while the grantee is employed by us and for a period of three months thereafter, unless such termination is upon death or disability, in which the grantee may continue to exercise the option for a period of 12 months, or for cause, in which case the option terminates immediately. Vesting of stock options is also subject to acceleration in some certain circumstances in connection with a change-in-control as described below in "Employment Agreements and Potential Payments upon Termination or Change-in-Control." The restricted shares are subject to forfeiture provisions which expire with continuing service to the Company at the rate of 25% one year following the date of grant and 6.25% quarterly thereafter.

 Outstanding Equity Awards at Fiscal Year-End

        The table below sets forth information with respect to our named executive officers concerning the outstanding equity awards as of December 31, 2010.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
				Option Exercise Price ($)
	Exercisable (#)	Unexercisable (#)			Option Expiration Date
Shai N. Gozani, M.D., Ph.D.	375,000	—		8.00	6/21/14	—		—
	47,250	3,150	(1)	9.52	3/27/17	—		—
	21,875	13,125	(2)	1.99	4/01/18	—		—
	170,000	30,000	(3)	2.13	6/03/18	—		—
	87,500	112,500	(4)	1.70	2/12/19	—		—
	—	83,750	(5)	1.69	4/02/20	20,625	(21)	14,025
Thomas T. Higgins	31,250	68,750	(6)	2.33	9/10/19	—		—
	—	46,900	(7)	1.69	4/02/20	11,550	(21)	7,854
Krishnamurthy Balachandran	—	100,000	(8)	1.77	4/19/20	—		—
Walter Christensen	56,250	43,750	(9)	1.73	5/01/11	—		—
	17,587	29,313	(10)	1.69	5/01/11	11,550	(21)	7,854
Guy Daniello	3,750	—		2.25	10/13/12	—		—
	1,358	—		2.25	1/01/13	—		—
	1,250	—		4.48	6/05/13	—		—
	25,000	—		30.10	1/04/16	—		—
	36,000	2,400	(11)	9.52	3/27/17	—		—
	21,875	13,125	(12)	1.99	4/01/18	—		—
	42,500	7,500	(13)	2.13	6/03/18	—		—
	21,875	28,125	(14)	1.70	2/12/19	—		—
	—	33,500	(15)	1.69	4/02/20	8,250	(21)	5,610
Michael Williams, Ph.D.	2,276	—		2.25	1/01/13	—		—
	187	—		2.25	1/15/12	—		—
	11,250	—		2.25	9/18/13	—		—
	625	—		2.25	6/05/13	—		—
	1,875	—		4.48	6/05/13	—		—
	25,000	—		30.10	1/04/16	—		—
	36,000	2,400	(16)	9.52	3/27/17	—		—
	21,875	13,125	(17)	1.99	4/1/18	—		—
	42,500	7,500	(18)	2.13	6/3/18	—		—
	21,875	28,125	(19)	1.70	2/12/19	—		—
	—	33,500	(20)	1.69	4/02/20	8,250	(21)	5,610

(1)
Reflects the unexercised portion of a stock option for 50,400 shares of common stock that was granted on March 27, 2007. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(2)
Reflects the unexercised portion of a stock option for 35,000 shares of common stock that was granted on April 1, 2008. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(3)
Reflects the unexercised portion of a stock option for 200,000 shares of common stock that was granted on June 3, 2008. The option vests/vested 35% on the first anniversary of the vest start date and then 8.75% each quarter during the second year and 7.5% each quarter during the third year.

(4)
Reflects the unexercised portion of a stock option for 200,000 shares of common stock that was granted on February 12, 2009. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(5)
Reflects the unexercised portion of a stock option for 83,750 shares of common stock that was granted on April 2, 2010. The option vests 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(6)
Reflects the unexercised portion of a stock option for 100,000 shares of common stock that was granted on granted on September 10, 2009. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(7)
Reflects the unexercised portion of a stock option for 46,900 shares of common stock that was granted on granted on April 2, 2010. The option vests 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(8)
Reflects the unexercised portion of a stock option for 100,000 shares of common stock that was granted on granted on April 19, 2010. The option vests 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(9)
Reflects the unexercised portion of a stock option for 100,000 shares of common stock that was granted on May 4, 2009. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested. However, 18,750 shares for Mr. Christensen, who resigned effective January 31, 2010, were vested early due to an acceleration clause in his letter agreement. All of Mr. Christensen's unvested options have been forfeited. Mr. Christensen will have until May 1, 2011 to exercise his vested options, otherwise they will also be forfeited.

(10)
Reflects the unexercised portion of a stock option for 46,900 shares of common stock that was granted on granted on April 2, 2010. The option vests 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested. However, 17,587 shares for Mr. Christensen, who resigned effective January 31, 2010, were vested early due to an acceleration clause in his letter agreement. All of Mr. Christensen's unvested options have been forfeited. Mr. Christensen will have until May 1, 2011 to exercise his vested options, otherwise they will also be forfeited.

(11)
Reflects the unexercised portion of a stock option for 38,400 shares of common stock that was granted on March 27, 2007. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(12)
Reflects the unexercised portion of a stock option for 35,000 shares of common stock that was granted on April 1, 2008. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(13)
Reflects the unexercised portion of a stock option for 50,000 shares of common stock that was granted on June 3, 2008. The option vests/vested 35% on the first anniversary of the vest start date and then 8.75% each quarter during the second year and 7.5% each quarter during the third year.

(14)
Reflects the unexercised portion of a stock option for 50,000 shares of common stock that was granted on February 12, 2009. The option vests/vested 25% on the first, second, third and fourth anniversaries of the grant date.

(15)
Reflects the unexercised portion of a stock option for 33,500 shares of common stock that was granted on granted on April 2, 2010. The option vests 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(16)
Reflects the unexercised portion of a stock option for 38,400 shares of common stock that was granted on March 27, 2007. The option vests/vested 25% on the first anniversary of the grant date and then 1/16th each quarter thereafter until fully vested.

(17)
Reflects the unexercised portion of a stock option for 35,000 shares of common stock that was granted on April 1, 2008. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(18)
Reflects the unexercised portion of a stock option for 50,000 shares of common stock that was granted on June 3, 2008. The option vests/vested 35% on the first anniversary of the vest start date and then 8.75% each quarter during the second year and 7.5% each quarter during the third year.

(19)
Reflects the unexercised portion of a stock option for 50,000 shares of common stock that was granted on February 12, 2009. The option vests/vested 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(20)
Reflects the unexercised portion of a stock option for 33,500 shares of common stock that was granted on February 12, 2009. The option vests 25% on the first anniversary of the vest start date and then 1/16th each quarter thereafter until fully vested.

(21)
Reflects the unvested portion of a restricted stock grant for the indicated number of shares of common stock that was granted on April 2, 2010. The restricted shares vest 100% on the first anniversary of the vest start date. However, shares for Mr. Christensen, who resigned effective January 31, 2010, were forfeited as of that date.

Employment Agreements and Potential Payments upon Termination or Change-in-Control

Shai N. Gozani, M.D., Ph.D.

        We entered into an employment agreement with Dr. Gozani, effective as of June 21, 2004 and amended on December 31, 2008. Under the terms of the employment agreement, Dr. Gozani is to be paid an annual base salary determined by the Compensation Committee but not less than $250,000. Dr. Gozani's salary for 2010 was $375,000. Dr. Gozani is also eligible to receive an annual cash performance bonus of up to 50% of his annual salary if certain performance objectives, determined by Dr. Gozani and our Compensation Committee, are met. In addition, pursuant to this employment agreement, on June 21, 2004, we granted Dr. Gozani stock options to purchase 375,000 shares of common stock at an exercise price of $8.00 per share, equal to the price per share at our initial public offering. This stock option has a term of ten years from the grant date and vested over four years from the grant date with 25% of the total award vesting after one year and the remainder vesting ratably over the following three years on a quarterly basis.

        The employment agreement may be terminated by us with or without cause or by Dr. Gozani. Under the terms of the employment agreement, if (1) we terminate Dr. Gozani for any reason other than willful non-performance of his duties under the employment agreement, intentional fraud or dishonesty with respect to our business or conviction of a felony, which we refer to as a termination without cause, or (2) Dr. Gozani resigns as a result of a reduction in his responsibilities with us, reduction in his status with us, reduction of his salary, relocation of our corporate offices more than 35 miles from their current location or breach by us of the employment agreement, which we refer to as a termination for good reason, Dr. Gozani will be entitled to his full base salary at his then-current annual rate of pay, plus benefits and applicable bonus payments, through the date of his termination. In addition, in the event of such a termination, we will continue to pay Dr. Gozani his then-current annual base salary for one year following the termination. Additionally, Dr. Gozani will be entitled to his full annual cash performance bonus in the year that any of the following transactions occurs:

  •
  a sale of substantially all of our assets;

  •
  a merger or combination with another entity, unless the merger or combination does not result in a change in ownership of our voting securities of more than 50%; or

  •
  the sale or transfer of more than 50% of our voting securities.

Thomas T. Higgins

        We entered into a letter agreement with Mr. Higgins effective September 2, 2009, which provides for our employment of Mr. Higgins as our Senior Vice President, Chief Financial Officer and Treasurer, on an at-will basis. Under the letter agreement, Mr. Higgins' annual salary was set at $275,000, subject to periodic review and adjustment at our discretion. Mr. Higgins' annual salary for 2010 was $275,000. Under the letter agreement, Mr. Higgins will also be eligible to receive an annual cash performance bonus of up to 40% of his annual salary.

        Under the terms of the letter agreement, if (1) we terminate Mr. Higgins' employment without cause or (2) Mr. Higgins resigns as a result of our material breach of the terms of the letter agreement, which we refer to as a termination for good reason, then Mr. Higgins will be entitled to receive his base salary and continuation of health benefits for a period of nine months from the date of such termination of Mr. Higgins, subject to Mr. Higgins executing a release agreement with us. Additionally, in the event of a termination of Mr. Higgins without cause or for good reason, Mr. Higgins will be entitled to the acceleration of nine months of vesting under any option grants made subsequent to the date of his letter agreement.

Krishnamurthy Balachandran

        We entered into a letter agreement with Mr. Balachandran effective April 19, 2010, which provides for our employment of Mr. Balachandran as our Senior Vice President and General Manager International, on an at-will basis. Under the letter agreement, Mr. Balachandran's annual salary was set at $275,000, subject to periodic review and adjustment at our discretion. Under the letter agreement, Mr. Balachandran will also be eligible to receive an annual cash performance bonus of up to 40% of his annual salary.

        Under the terms of the letter agreement, if (1) we terminate Mr. Balachandran's employment without cause or (2) Mr. Balachandran resigns as a result of our material breach of the terms of the letter agreement, which we refer to as a termination for good reason, then Mr. Balachandran will be entitled to receive his base salary and continuation of health benefits for a period of nine months from the date of such termination of Mr. Balachandran, subject to Mr. Balachandran executing a release agreement with us. Additionally, in the event of a termination of Mr. Balachandran without cause or for good reason, Mr. Balachandran will be entitled to the acceleration of nine months of vesting under any option grants made subsequent to the date of his letter agreement.

Walter Christensen

        We entered into a letter agreement with Mr. Christensen effective May 4, 2009, which provided for our employment of Mr. Christensen as our Senior Vice President of Global Sales, on an at-will basis. Under the letter agreement, Mr. Christensen's annual salary was $250,000, subject to periodic review and adjustment at our discretion. Under the letter agreement, Mr. Christensen was also eligible to receive an annual cash performance bonus of up to 50% of his annual salary.

        Mr. Christensen departed the company effective January 31, 2011. In accordance with the terms of his letter agreement, he will receive nine months of severance, to be paid out in semi-monthly installments through October 31, 2011. In addition, in accordance with the terms of his letter agreement, his option grants received an acceleration of nine months of vesting upon his termination.

Guy Daniello

        We entered into a letter agreement with Mr. Daniello effective February 5, 2008 and amended on December 31, 2008, which provides for our employment of Mr. Daniello, as our Senior Vice President of Information Technology, on an at-will basis. Under the letter agreement, Mr. Daniello's annual salary was set at $199,690, subject to periodic review and adjustment at our discretion. Mr. Daniello's annual salary for 2010 was $239,532. Under the letter agreement, Mr. Daniello will be also eligible to receive an annual cash performance bonus of up to 25% of his annual salary.

        Under the terms of the letter agreement, if (1) we terminate Mr. Daniello's employment without cause or (2) Mr. Daniello resigns as a result of our material breach of the terms of the letter agreement, which we refer to as a termination for good reason, then Mr. Daniello will be entitled to receive his base salary and continuation of health benefits for a period of nine months from the date of such termination of Mr. Daniello, subject to Mr. Daniello executing a release agreement with us. Additionally, in the event of a termination of Mr. Daniello without cause or for good reason, Mr. Daniello will be entitled to the acceleration of nine months of vesting under any option grants made subsequent to the date of his letter agreement.

Michael Williams, Ph.D.

        We entered into a letter agreement with Dr. Williams effective February 5, 2008 and amended on December 31, 2008, which provides for our employment of Dr. Williams, as our Senior Vice President of Engineering, on an at-will basis. Under the letter agreement, Dr. Williams' annual salary was set at $208,373, subject to periodic review and adjustment at our discretion. Dr. Williams' annual salary for 2010 was $227,949. Under the letter agreement, Dr. Williams will be also eligible to receive an annual cash performance bonus of up to 25% of his annual salary.

        Under the terms of the letter agreement, if (1) we terminate Dr. Williams' employment without cause or (2) Dr. Williams resigns as a result of our material breach of the terms of the letter agreement, which we refer to as a termination for good reason, then Dr. Williams will be entitled to receive his base salary and continuation of health benefits for a period of nine months from the date of such termination of Dr. Williams, subject to Dr. Williams executing a release agreement with us. Additionally, in the event of a termination of Dr. Williams without cause or for good reason, Dr. Williams will be entitled to the acceleration of nine months of vesting under any option grants made subsequent to the date of his letter agreement.

        Dr. Gozani, Mr. Higgins, Mr. Balachandran, Mr. Daniello, and Dr. Williams have each entered into a confidentiality and non-competition agreement with us, which provides for protection of our confidential information, assignment to us of intellectual property developed by the executive officer and non-compete and non-solicitation obligations that are effective during, and for 12 months following termination of, the executive officer's employment.

        Under our 1998 Equity Incentive Plan and our Second Amended and Restated 2004 Stock Option and Incentive Plan, vesting of the stock options granted thereunder fully accelerates in connection with certain sale events, as described therein, unless such stock options are continued, assumed or replaced in the transaction constituting such sale event.

 PRINCIPAL AND MANAGEMENT STOCKHOLDERS

        The following table sets forth certain information concerning beneficial ownership as of January 31, 2011, except as noted below, of our common stock by:

  •
  each of our directors;

  •
  each of our named executive officers;

  •
  all of our directors and executive officers as a group; and

  •
  each stockholder known by us to own beneficially more than five percent of our common stock.

        The number of common shares "beneficially owned" by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after January 31, 2011, including any shares that could be purchased by the exercise of options or warrants on or within 60 days after January 31, 2011. Each stockholder's percentage ownership is based on 23,197,537 shares of our common stock outstanding as of January 31, 2011 plus the number of shares of common stock that may be acquired by such stockholder upon exercise of options or warrants that are exercisable on or within 60 days after January 31, 2011.

        Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

	Amount and Nature of Beneficial Ownership
Name and Address(1) of Beneficial Owner	Common Stock	Options(2)	Total	Percent of Class of Total
Directors and Executive Officers
Shai N. Gozani, M.D., Ph.D.	845,286	736,650	1,581,936	6.6%
David E. Goodman, M.D.	—	46,000	46,000	*
Allen Hinkle, M.D.	—	51,000	51,000	*
Nancy E. Katz	—	—	—	—
Charles R. LaMantia	—	46,000	46,000	*
W. Mark Lortz	—	—	—	*
Timothy R. Surgenor	—	15,000	15,000	*
Krishnamurthy Balachandran	10,000	—	10,000	*
Walter Christensen	16,550	37,500	54,050	*
Guy Daniello	18,778	167,258	186,036	*
Thomas T. Higgins	16,129	37,500	53,629	*
Michael Williams, Ph.D.	17,510	177,113	194,623	*
All Current Directors and Executive Officers as a group (12 persons)	924,253	1,314,021	2,238,274	9.1%

	Amount and Nature of Beneficial Ownership
Name and Address(1) of Beneficial Owner	Common Stock	Options(2)	Total	Percent of Class of Total
Beneficial Owner of 5% or More Other than Directors and Executive Officers
Deerfield Capital, L.P. and related persons(3)	3,460,809	—	3,460,809	13.5%
Delphi Ventures VIII, L.P. and related persons(4)	3,681,417	—	3,681,417	14.7%
Growth Equity Opportunities Fund, LLC and related persons(5)	3,681,417	—	3,681,417	14.7%
Great Point Partners, LLC and related persons(6)	1,569,321	—	1,569,321	6.3%
GRT Capital Partners, LLC(7)	3,540,655	—	3,540,655	15.3%
Andre Danesh and related persons(8)	1,843,928	—	1,843,928	7.9%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
Unless otherwise indicated, the address of each stockholder is c/o NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451.

(2)
Includes all options that are exercisable on or within 60 days from January 31, 2011 by the beneficial owner, except as otherwise noted.

(3)
This information is based solely on Amendment No. 4 to Schedule 13G filed on February 3, 2011 by Deerfield Capital, L.P. and related persons. Includes 367,472 shares of common stock and warrants, which are exercisable within 60 days of January 31, 2011, to purchase 876,489 shares of common stock held by Deerfield Special Situations Fund, L.P. and 672,098 shares of common stock and warrants, which are exercisable within 60 days of January 31, 2011, to purchase 1,544,750 shares of common stock held by Deerfield Special Situations Fund International Limited. James E. Flynn has shared voting power and shared dispositive power with respect to all of these shares of common stock and warrants. Deerfield Capital, L.P. and Deerfield Special Situations Fund, L.P. have shared voting power and shared dispositive power over the shares of common stock and warrants held by Deerfield Special Situations Fund, L.P. Deerfield Management Company, L.P. and Deerfield Special Situations Fund International Limited have shared voting power and shared dispositive power over the shares of common stock and warrants held by Deerfield Special Situations Fund International Limited. The reporting persons set forth above each disclaim beneficial ownership of the shares reported that are underlying the warrants to the extent beneficial ownership of such shares would cause all reporting persons, in the aggregate, to beneficially own in excess of 9.99% of the total number of shares of the Company then outstanding. The address of James E. Flynn, Deerfield Management Company, L.P., Deerfield Capital, L.P. and Deerfield Special Situations Fund, L.P. is 780 Third Avenue, 37th Floor, New York, NY 10017. The address of Deerfield Special Situations Fund International Limited is c/o Citi Hedge Fund Services (B.V.I.) Ltd., Bison Court, Columbus Centre, P.O. Box 3460, Road Town, Tortola, D8 British Virgin Islands.

(4)
This information is based solely on Schedule 13G filed on September 18, 2009 by Delphi Ventures VIII, L.P. ("DV VIII") and related persons. Includes 1,869,650 shares of common stock and warrants, which are exercisable within 60 days of January 31, 2010, to purchase 1,776,168 shares of common stock held by DV VIII and 18,256 shares of common stock and warrants, which are exercisable within 60 days of January 31, 2010, to purchase 17,343 shares of common stock held by Delphi BioInvestments VII, L.P. ("DBI VIII"). DV VIII, DBI VIII and Delphi Management Partners VIII, L.L.C. ("DMP VIII"), which is the general partner of both DV VIII and DBI VIII, and James J. Bochnowski ("Bochnowski"), David L. Douglass ("Douglass"), John F. Maroney ("Maroney"), Douglas A. Roeder ("Roeder") and Deepika R. Pakianathan, Ph.D.

  ("Pakianathan"), the managing members of DMP VIII, all may be deemed to shared voting power and dispositive power over the shares of common stock and warrants held by DV VIII and DBI VIII. Additionally, as the general partner of both DV VIII and DBI VIII, DMP VIII may be deemed to have sole voting power and dispositive power over the shares of common stock and warrants held by DV VIII and DBI VIII. DMP VIII and its managing members, Bochnowski, Douglass, Roeder, and Pakianathan disclaim beneficial ownership of the reported securities held by DV VIII and DBI VIII except to the extent of any pecuniary interest therein. The address for DV VIII and related persons is c/o Delphi Ventures, 3000 Sand Hill Road, #1-135, Menlo Park, CA 94025.

(5)
This information is based solely on Schedule 13G filed on January 15, 2010 by Growth Equity Opportunities Fund, LLC ("GEO") and related persons. Includes 1,887,906 shares of common stock and warrants, which are exercisable within 60 days of January 31, 2010, to purchase 1,793,511 shares of common stock held by GEO. GEO, New Enterprise Associates 12, Limited Partnership ("NEA 12"), which is the sole member of GEO, NEA Partners 12, Limited Partnership ("NEA Partners 12"), which is the general partner of NEA 12, NEA 12 GP, LLC ("NEA 12 GP"), which is the general partner of NEA Partners 12, all share voting power and dispositive power over the shares of common stock and warrants held by GEO. Additionally, the individual managers of NEA 12 GP are Michael James Barrett ("Barrett"), Peter J. Barris ("Barris"), Forest Baskett ("Baskett"), Ryan D. Drant ("Drant"), Patrick J. Kerins ("Kerins"), Krishna S. Kolluri ("Kolluri"), C. Richard Kramlich ("Kramlich"), Charles M. Linehan ("Linehan"), Charles W. Newhall III ("Newhall"), Mark W. Perry ("Perry"), Scott D. Sandell ("Sandell") and Eugene A. Trainor III ("Trainor") (collectively, the "Managers"), and also share voting power and dispositive power over the shares of common stock and warrants held by GEO. Each reporting person set forth above disclaims beneficial ownership of such shares of common stock except for the shares, if any, such reporting person holds of record. The address of GEO, NEA 12, NEA Partners 12, NEA 12 GP, Newhall and Trainor is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of Baskett, Kolluri, Kramlich, Linehan, Perry and Sandell is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Barrett, Barris, Drant and Kerins is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815.

(6)
This information is based solely on Amendment No. 1 to Schedule 13G filed on February 14, 2011 by Great Point Partners, LLC ("Great Point") and related persons. Consists of warrants, which are exercisable within 60 days of January 31, 2011, to purchase 820,690 shares of common stock held by Biomedical Value Fund, L.P. ("BVF") and 533,569 shares of common stock held by Biomedical Offshore Value Fund, Ltd. ("BOVF") and 215,062 shares of common stock held by Biomedical Institutional Value Fund, LP. ("BIVF") Great Point is the investment manager of BVF, BOVF and BIVF and may be deemed to share voting power and dispositive power with respect to the shares of common stock and warrants held by BVF, BOVF and BIVF. Additionally, each of Dr. Jeffrey R. Jay, M.D. ("Dr. Jay"), as senior managing member of Great Point, and Mr. David Kroin ("Mr. Kroin"), as special managing member of Great Point, may be deemed to share voting power and dispositive power with respect to the shares of common stock and warrants held by BVF, BOVF, BIVF. Great Point, Dr. Jay and Mr. Kroin disclaim beneficial ownership of the shares of common stock and warrants held by BVF, BOVF and BIVF, except to the extent of their respective pecuniary interests. The address for Great Point and related persons is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(7)
This information is based solely on Schedule 13G filed on February 9, 2011 by GRT Capital Partners, LLC and related persons. Includes 1,357,425 shares of common stock held by GRT Capital Partners LLC ("GRTCP"), 1,091,615 shares of common stock held by GRT Health Care GP, LLC ("GRTHCGP"), 1,091,615 shares of common stock held by GRT Health Care, L.P.

  ("GRTHC") which are exercisable within 60 days of January 31,2011. GRTCP, GRTHCGP and GRTHC disclaim beneficial ownership over the securities reported herein except to the extent of their respective pecuniary interest therein. The address of GRTCP, GRTHCGP, GRTHC is 50 Milk Street, Floor 21, Boston, MA 02109.

(8)
This information is based solely on Amendment No. 5 to Schedule 13D filed on May 3, 2010 by Andre Danesh and related persons. Includes 150,000 shares of common stock held directly by the Andre Danesh 1997 IRRV (the "A.D. Trust") and 1,693,928 shares of common stock held directly by E&S Investments ("E&S"). Andre Danesh has shared voting power and shared dispositive power with respect to all of these shares of common stock, but otherwise disclaims beneficial ownership. The address of Andre Danesh, the A.D. Trust and E&S is Allied Financial Corp. P.O. Box 1271, Brookline, MA 02446.

TRANSACTIONS WITH RELATED PERSONS

        Mr. Surgenor is a director of NeuroMetrix and was formerly the President and Chief Executive Officer and a director of Cyberkinetics Neurotechnology Systems, Inc. ("Cyberkinetics"). In November 2007, we made an investment of $2.5 million in shares of Cyberkinetics common stock, agreed to negotiate the terms of a joint venture with Cyberkinetics and received a warrant to purchase an additional $1.25 million of Cyberkinetics common stock. We would have been required to exercise the warrant if Cyberkinetics received FDA approval of a Humanitarian Device Exemption filing for the Andara OFS device for acute spinal cord injuries by December 31, 2008, which they did not. In February 2008, we formed PNIR (Peripheral Nerve Injury Repair) LLC, a joint venture with initial ownership of 50% by us and 50% by Cyberkinetics, and entered into a Collaboration Agreement and Operating Agreement with Cyberkinetics. The focus of the joint venture was on the development and commercialization of a product for the treatment of peripheral nerve injury using the Andara™ OFS™ (Oscillating Frequency Stimulation) technology (the "Andara Technology") licensed by Cyberkinetics from Purdue University and using other technologies to be developed. Under the terms of our joint venture agreement with Cyberkinetics, we agreed to fund the first $2.0 million of program costs under the joint venture and any required funding beyond the initial $2.0 million was to be shared equally by us and Cyberkinetics. Cyberkinetics had agreed to contribute the Andara Technology and certain additional technology, know-how and intellectual property. During the fourth quarter of 2008, the joint venture with Cyberkinetics was dissolved, and in January 2009, we acquired certain technological and intellectual property assets from Cyberkinetics and Andara Life Science, Inc., a wholly-owned subsidiary of Cyberkinetics, for $350,000 in cash. The acquired assets include all of Cyberkinetics' rights and regulatory filings for the Andara Technology, the rights to develop and commercialize a therapeutic product for peripheral nerve injury based on the Andara Technology, development and commercialization rights to certain derivatives of the pharmacological agent 4-aminopyridine that may be useful in the treatment of central and peripheral nervous system injury and disease, and certain other intellectual property and technology. During 2009, the Company paid Red Sky Partners, LLC, or Red Sky, a total of $49,000 for various consulting services. Mr. Surgenor is a partner in Red Sky. There were no services provided by Red Sky during 2010 and no payments were made to Red Sky during 2010.

Policy for Approval of Transactions with Related Persons

        Pursuant to our audit committee charter currently in effect, the audit committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us has or will have a direct or indirect material interest.

 AUDIT COMMITTEE REPORT

        The undersigned members of the Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence requirements of the NASDAQ Marketplace, submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2010 as follows:

  1.
  The Audit Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, our independent public accountant, the audited financial statements for the Company for the fiscal year ended December 31, 2010.

  2.
  The Audit Committee has discussed with representatives of PricewaterhouseCoopers LLP the matters required to be discussed with them under the provisions of Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, au section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit.

  3.
  The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters, and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee's roles and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.neurometrix.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of PricewaterhouseCoopers LLP. The Audit Committee reviews NeuroMetrix's quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of NeuroMetrix's management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of PricewaterhouseCoopers LLP, which is engaged to audit and report on the consolidated financial statements of NeuroMetrix.

        Based on the Audit Committee's review of the audited financial statements and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in NeuroMetrix's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

                      Respectfully submitted by the Audit Committee:

                      Timothy R. Surgenor, Chairman
                      David E. Goodman, M.D.
                      Charles R. LaMantia

 PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.0001 PAR VALUE PER SHARE, AT A RATIO IN THE RANGE OF 1:2 TO 1:8, SUCH RANGE TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS

General

        Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our amended and restated certificate of incorporation, as amended, and thereby authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding shares of common stock. Holders of our common stock, $0.0001 par value per share, are being asked to approve the proposal that Article IV of our third amended and restated certificate of incorporation, as amended, be further amended to effect a reverse stock split of the issued and outstanding shares of common stock (such split to combine a number of outstanding shares of our common stock between two (2) and eight (8), such number consisting of only whole shares, into one (1) share of common stock). Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our amended and restated certificate of incorporation and submit the amendment to stockholders for their approval. The form of amendment to our amended and restated certificate of incorporation, as amended, to effect the reverse stock split is attached as Appendix A to this proxy statement. The amendment will permit the Board of Directors to effect a reverse stock split of our common stock at a ratio between 1:2 and 1:8, such number consisting of only whole shares, to be selected by the Board of Directors following stockholder approval. The Board of Directors may effect only one reverse stock split as a result of this authorization. The Board's decision as to whether and when to effect the reverse stock split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of the NASDAQ Global Market or the NASDAQ Capital Market. Although our stockholders may approve the reverse stock split, the Company will not effect the reverse stock split if the Board does not deem it to be in the best interests of the Company and its stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by the Board to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than twelve months from the date of the annual meeting.

        The proposed amendment to our amended and restated certificate of incorporation, as amended, to effect the reverse stock split, as more fully described below, will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock. As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split.

Purpose and Background of the Reverse Stock Split

        On March 17, 2011, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

  •
  the Board of Directors believes that effecting the reverse stock split could, in some circumstances, be an effective means of regaining compliance with the bid price requirement for continued listing of our common stock on the NASDAQ Capital Market; and

  •
  the Board of Directors believes that a higher stock price may help generate investor interest in the Company and help attract, retain, and motivate employees.

        We recently applied to transfer the listing of our common stock from the NASDAQ Global Market to the NASDAQ Capital Market to secure an additional 180 days to regain compliance with the NASDAQ bid price requirement for continued listing. The application to transfer our listing to the NASDAQ Capital Market required us to confirm our willingness to effect a reverse stock split of our common stock, if considered necessary, to achieve listing compliance. The Board of Directors believes this proposal supported our application to NASDAQ.

        The Board of Directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company's market capitalization.

        If the reverse stock split successfully increases the per share price of our common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

NASDAQ Requirements for Continued Listing

        Our common stock is quoted on the NASDAQ Capital Market under the symbol "NURO." One of the requirements for continued listing on the NASDAQ Capital Market is maintenance of a minimum closing bid price of $1.00. On March 31, 2011, the closing market price per share of our common stock was $0.52, as reported by the NASDAQ Capital Market.

        Prior to March 24, 2011 our common stock was listed on the NASDAQ Global Market. On September 24, 2010, we received a letter from NASDAQ indicating that for the preceding 30 consecutive business days, the bid price of our common shares closed below the minimum $1.00 per share requirement pursuant to NASDAQ Listing Rule 5450(a)(1) for continued inclusion on the NASDAQ Global Market. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), we had an initial grace period of 180 calendar days, or until March 23, 2011, to regain compliance with the minimum bid price requirement. On March 23, 2011 our application to transfer to the NASDAQ Capital Market was accepted by NASDAQ. The NASDAQ Capital Market also has a minimum $1.00 per share bid price requirement for continued listing. The transfer to the NASDAQ Capital Market provided us an additional grace period of 180 calendar days, or until September 19, 2011, to regain compliance. We cannot be sure that our share price will comply with the requirements for continued listing of our common shares on the NASDAQ Capital Market in the future or that we will comply with the other continued listing requirements. If our common shares lose their status on the NASDAQ Capital Market, our common shares would likely trade in the over-the-counter market.

        If our shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, and transactions could be delayed. In addition, in the event our common shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. These factors could result in lower prices and larger spreads in the bid and ask prices for common shares.

        Such delisting from the NASDAQ and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing, and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

        In light of the factors mentioned above, our Board of Directors unanimously approved the amendment to our amended and restated certificate of incorporation, as amended, and authorization for them, if in their judgment it is necessary, to effect a reverse stock split as a potential means of increasing the share price of our common stock to above $1.00 per share and of maintaining the share price of our common stock above $1.00 per share in compliance with NASDAQ requirements.

Potential Increased Investor Interest

        In approving this proposal, the Board of Directors considered that the Company's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

        There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our common stock.

        We cannot predict whether the reverse stock split will increase the market price for our common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

  •
  the market price per share of our common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split;

  •
  the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

  •
  the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

  •
  the market price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by NASDAQ, or that we will otherwise meet the requirements of NASDAQ for continued inclusion for trading on the NASDAQ Global Market or for the transfer of listing to the NASDAQ Capital Market.

        The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

        If the stockholders approve the proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split, we will amend the existing provision of our amended and restated certificate of incorporation, as amended, relating to our authorized capital to add the following paragraph at the end thereof:

  "Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[                        ] reverse stock split with respect to the issued and outstanding shares of the Common Stock (the "Reverse Stock Split"), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [                    ] ([            ]) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the "Effective Date") shall be changed and reclassified into one (1) share of Common Stock, $0.0001 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation's board of directors)."

        By approving this amendment, stockholders will approve the combination of any whole number of shares of common stock between and including two (2) and eight (8) into one (1) share. The certificate of amendment filed with the Secretary of State of the State of Delaware will include only that number determined by the Board of Directors to be in the best interests of the Company and its stockholders. The Board of Directors will not implement any amendment providing for a different split ratio.

        The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The reverse stock split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

        The reverse stock split may result in some stockholders owning "odd-lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If the certificate of amendment is approved by the Company's stockholders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders, the Board will determine the ratio, within the range approved by the Company's stockholders, of the reverse stock split to be implemented. The Company will file the certificate of amendment with the Secretary of State of the State of Delaware at such time as the Board of Directors has determined the appropriate effective time for the reverse stock split. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder approval. The reverse stock split will become effective on the effective date of the split. Beginning on the effective date of the split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

        As soon as practicable after the effective date of the split, stockholders will be notified that the reverse stock split has been effected. The Company expects that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

        No fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock, as reported in the Wall Street Journal, on the last trading day prior to the effective date of the split (or if such price is not available, the average of the last bid and asked prices of the common stock on such day or other price determined by the Board of Directors). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Stock Plans

        The Company has several stock plans designed primarily to provide equity-based incentives to employees. These include the 1996 and 1998 Stock Plans, the 2004 Stock Option and Incentive Plan, the 2009 Non-Qualified Inducement Stock, and the 2010 Employee Stock Purchase Plan. As of February 28, 2011, we had approximately 3,742,656 shares subject to stock options and 209,129 shares of unvested restricted stock under our various stock plans. Our Board of Directors has the discretion to determine the appropriate adjustment to the awards granted under these stock plans in the event of a stock split.

        Accordingly, if the reverse stock split is approved by our stockholders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price, as applicable, relating to any award under our stock plans, will be proportionately adjusted using the reverse stock split ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Board of Directors). Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes. For example, if a 1-for-5 reverse stock split is effected, the 375,858 shares that remain available for issuance under our 2004 Plan as of February 28, 2011 would be adjusted to equal approximately 75,171 shares, subject to increase pursuant to the terms of our 2004 Plan. In addition, the exercise price per share under each outstanding stock option would be increased by 5 times and the number of shares subject to each outstanding stock option would be decreased by 5 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. A consistent approach would be taken with the other stock plans.

Accounting Matters

        The reverse stock split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the size of the reverse stock split the Board of Directors decides to implement, the stated capital component will be reduced to an amount between one-half (1/2) and one-eighth (1/8) of its present amount, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods' per share amounts will be restated to reflect the reverse stock split.

No Dissenters' Rights

        Under the Delaware General Corporation Law, the Company's stockholders will not be entitled to dissenters' rights with respect to the reverse stock split, and we do not intend to independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

        To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. Federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties under any Federal tax laws; (b) any such discussion has been included by the Company in furtherance of the reverse stock split on the terms described herein; and (c) each such holder should seek advice based on his, her, or its particular circumstances from an independent tax advisor.

        The following discussion describes the anticipated material United States Federal income tax consequences to "U.S. holders" (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service ("IRS"), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder should seek advice based on the holder's particular circumstances from and independent tax advisor.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of Company capital stock that is for United States Federal income tax purposes:

  (i)
  an individual citizen or resident of the United States;

  (ii)
  a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

  (iii)
  an estate with income subject to United States Federal income tax regardless of its source; or

  (iv)
  a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

        This discussion assumes that a U.S. holder holds Company capital stock as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a "straddle," "hedge," "conversion transaction," or other integrated transaction. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company's capital stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

        If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

        We believe that the reverse stock split will qualify as a "reorganization" under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares is equal to the fair market value of the pre-reverse stock split shares surrendered in the reverse stock split:

  •
  A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share).

  •
  A U.S. holder's aggregate tax basis in his, her, or its post-reverse stock split shares will be equal to the aggregate tax basis in the pre-reverse stock split shares exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares exchanged for such post-reverse stock split shares that is allocated to any fractional share for which cash is received.

  •
  A U.S. holder's holding period for the post-reverse stock split shares will include the period during which such stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

        A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares for cash in a redemption by the Company. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder's adjusted tax basis of the pre-reverse stock split shares exchanged in the reverse stock split which is allocable to such fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for such pre-reverse stock split shares is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

        The receipt of cash is "not essentially equivalent to a dividend" if the reduction in a U.S. holder's proportionate interest in Company resulting from the reverse stock split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a "meaningful reduction" given such U.S. holder's particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder's ratable share of Company's current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder's adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

        Cash payments received by a U.S. holder of Company capital stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Vote Required to Approve Amendment of our Amended and Restated Certificate of Incorporation, as Amended

        Approval of the amendment to our amended and restated certificate of incorporation, as amended, and to authorize our Board of Directors, if in their judgment it is necessary, to effect the reverse stock split requires an affirmative vote of a majority of the common stock outstanding and entitled to vote at the annual meeting. Abstentions and broker non-votes will be counted towards the vote total for this proposal and will have the same effect as "against" votes.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND AUTHORIZE THE BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF OUR COMMON STOCK (SUCH SPLIT TO COMBINE A NUMBER OF OUTSTANDING SHARES OF OUR COMMON STOCK BETWEEN TWO (2) AND EIGHT (8), SUCH NUMBER CONSISTING OF ONLY WHOLE SHARES, INTO ONE (1) SHARE OF OUR COMMON STOCK), SUCH RATIO TO BE DETERMINED IN THE DISCRETION OF THE BOARD OF DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2010 regarding the number of securities to be issued upon exercise, and the weighted average exercise price of outstanding options, warrants, and rights under our equity compensation plans and the number of securities available for future issuance under our equity compensation plans.

 Equity Compensation Plan Information as of December 31, 2010

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	2,897,214	$5.93	1,099,206	(2)
Equity compensation plans not approved by security holders(3)	300,000	1.94	200,000

Totals	3,197,214	$5.56	1,299,206

(1)
Includes information related to our Amended and Restated 1996 Stock Option/Restricted Stock Plan, Amended and Restated 1998 Equity Incentive Plan, Third Amended and Restated 2004 Stock Option and Incentive Plan, and 2010 Employee Stock Purchase Plan.

(2)
As of December 31, 2010, there were 1,099,206 shares available for future grant under the Third Amended and Restated 2004 Stock Option and Incentive Plan and 184,760 shares available under the 2010 Employee Stock Purchase Plan. No new stock grants or awards will be made under the Amended and Restated 1996 Stock Option/Restricted Stock Plan or the Amended and Restated 1998 Equity Incentive Plan.

(3)
Includes information related to our 2009 Non-Qualified Inducement Stock Plan, the purpose of which is to encourage and enable our employees, including prospective employees, to acquire equity interests in NeuroMetrix. Pursuant to this plan, we are authorized to issue Non-Qualified Stock Options, Restricted Stock Awards, and Unrestricted Stock Awards.

PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS

Introduction

        The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP, independent certified public accountants, to serve as our auditors for the year ending December 31, 2011. It is expected that a representative of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Vote Required

        The selection of our independent auditors for the year ending December 31, 2011 will be ratified upon the affirmative vote of a majority of the votes properly cast for and against such matter. Abstentions will have no effect on the vote on such matter. However, brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The ratification of this selection by our stockholders is not required under the laws of the State of Delaware, where we are incorporated, but the results of this vote will be considered by the Audit Committee in selecting auditors for future years.

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2011. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED "FOR" THE RATIFICATION UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

 ACCOUNTING FEES

        Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2010 and 2009 are as follows:

Audit Fees

        The audit fees for PricewaterhouseCoopers LLP for professional services rendered for the 2010 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $470,000, of which $310,000 was billed in 2010 and $160,000 was billed in 2011.

        The audit fees for PricewaterhouseCoopers LLP for professional services rendered for the 2009 audit of our annual financial statements and the review of the financial statements included in our quarterly reports on Form 10-Q totaled $478,455, of which $327,500 was billed in 2009 and $150,955 was billed in 2010.

Audit-Related Fees

        There were no audit related fees for PricewaterhouseCoopers LLP in 2010 and 2009.

STOCKHOLDER PROPOSALS

        Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2012 annual meeting must be received by us on or before December 8, 2011 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Secretary.

        Stockholder proposals to be presented at our 2012 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2012 annual meeting, must be received pursuant to the provisions of our by-laws. Our by-laws state that the stockholder must provide timely written notice of such nomination or proposal and supporting documentation. A stockholder's notice will be timely if received by us at our principal executive office not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if received by us at its principal executive office not later than the close of business on the later of (1) the 90th day prior to the scheduled date of such annual meeting or (2) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. In the event that the number of directors to be elected to our Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 85 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to us at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority. Any such proposals shall be mailed to: NeuroMetrix, Inc., 62 Fourth Avenue, Waltham, Massachusetts 02451, Attention: Secretary.

 EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, telegraph, e-mail, or other form of electronic communication following the original solicitation. We have engaged Alliance Advisors LLC to assist us with the solicitation of proxies and related advice and informational support. We expect to pay Alliance Advisors approximately $15,000–$20,000 for their services.

        Questions regarding the annual meeting and voting may be directed to Alliance Advisors at 877-777-5603.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

        Owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. This practice, known as "householding," is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to the Company's investor relations department at NeuroMetrix, Inc, 62 Fourth Avenue, Waltham, MA 02451 or by telephone at (781) 890-9989 or by e-mail at neurometrix.ir@neurometrix.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and holders of more than 10% of our common stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such Reporting Persons are required by regulations of the SEC to furnish us with copies of all such filings. Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis except that one Form 3 and two Forms 4 were filed late for our Senior Vice President and General Manager, Krishnamurthy Balachandran, reporting two transactions. We received a written statement from our directors, officers, and 10% stockholders or know from other means that any required Forms 5 were filed or that no Forms 5 were required to be filed.

Waltham, Massachusetts
April 6, 2011

        Our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2010, and which provides additional information about us can be found on the website of the Securities and Exchange Commission at www.sec.gov. It is also available on our website at www.neurometrix.com. You may obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Attention: Secretary, NeuroMetrix, Inc, 62 Fourth Avenue, Waltham, MA 02451. Exhibits will be provided upon written request and payment of an appropriate processing fee.

 APPENDIX A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF NEUROMETRIX, INC.

        It is hereby certified that:

        1.     The name of the corporation (hereinafter called the "Corporation") is NeuroMetrix, Inc. The date of the filing of its Certificate of Incorporation with the Secretary of State of the State of Delaware was April 25, 2001 under the name "New NeuroMetrix, Inc." Thereafter a Certificate of Merger was filed with the Secretary of State of the State of Delaware on May 14, 2001 merging NeuroMetrix, Inc., a Massachusetts corporation, with and into the Corporation which filing included a name change of the Corporation to NeuroMetrix, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 27, 2004 and a Certificate of Designation was filed on March 7, 2007.

        2.     The Restated Certificate of Incorporation filed on July 27, 2004, as amended, is hereby further amended to change the capitalization of the Corporation by striking out the first paragraph of the section titled "Capital Stock" of Article IV in its entirety and by substituting in lieu of the following two paragraphs:

  "The total number of shares of capital stock which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares, of which (i) fifty million (50,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the "Common Stock"), and (ii) five million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share, of which twenty-five thousand (25,000) shares shall be designated as Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock") and four million nine hundred seventy-five thousand (4,975,000) shares shall be undesignated preferred stock, par value $0.001 per share (the "Undesignated Preferred Stock").

  Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, as amended, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-            reverse stock split with respect to the issued and outstanding shares of the Common Stock (the "Reverse Stock Split"), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every                 (            ) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the "Effective Date") shall be changed and reclassified into one (1) share of Common Stock, $0.0001 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in the Wall Street Journal, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Corporation's board of directors)."

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        3.     The Amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, this        day of                        2011.

NeuroMetrix, Inc.
By:
Shai N. Gozani, M.D., Ph.D. Chief Executive Officer and President

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ANNUAL MEETING OF STOCKHOLDERS OF NEUROMETRIX, INC. May 16, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=180007&p=proxy Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two members to the Board of Directors as Class I Directors, to serve until our 2014 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal. O Allen J. Hinkle, M.D. O Timothy R. Surgenor 2. To approve an amendment to the Company's amended and restated certificate of incorporation, as amended, and authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of the Company's common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of the Board of Directors. 3. To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2011. In their discretion, to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND PROPOSAL 2 AND PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided.20230030000000001000 6 051611 MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect two members to the Board of Directors as Class I Directors, to serve until our 2014 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal. O Allen J. Hinkle, M.D. O Timothy R. Surgenor 2. To approve an amendment to the Company's amended and restated certificate of incorporation, as amended, and authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of the Company's common stock, $0.0001 par value per share, at a ratio in the range of 1:2 to 1:8, such ratio to be determined in the discretion of the Board of Directors. 3. To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company's independent auditors for the fiscal year ending December 31, 2011. In their discretion, to transact such other business as may properly come before the meeting or any adjournments or postponements thereof. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF NEUROMETRIX, INC. May 16, 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE AND FOR PROPOSAL 2 AND PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230030000000001000 6 051611 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://phx.corporate-ir.net/phoenix.zhtml?c=180007&p=proxy MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. FOR AGAINST ABSTAIN

0 14475 NEUROMETRIX, INC. Proxy for Annual Meeting of Stockholders May 16, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEUROMETRIX, INC. The undersigned, revoking all other prior proxies, hereby appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of common stock, par value $0.0001 per share, of NeuroMetrix, Inc. (the "Company") registered in the name provided in this Proxy which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Monday, May 16, 2011 at 9:00 a.m., local time, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center, Boston, MA 02111, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 6, 2011, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance by the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
BOARD MATTERS AND CORPORATE GOVERNANCE
PROPOSAL 1: ELECTION OF DIRECTORS
Director Compensation Table—2010
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
PRINCIPAL AND MANAGEMENT STOCKHOLDERS
TRANSACTIONS WITH RELATED PERSONS
AUDIT COMMITTEE REPORT
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, AND TO AUTHORIZE OUR BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, $0.0001 PAR VALUE PER SHARE, AT A RATIO IN THE RANGE OF 1:2 TO 1:8, SUCH RANGE TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS
EQUITY COMPENSATION PLAN INFORMATION
Equity Compensation Plan Information as of December 31, 2010
PROPOSAL 3: RATIFICATION OF SELECTION OF AUDITORS
ACCOUNTING FEES
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  APPENDIX A